UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2019, SINTX Technologies, Inc. (“SINTX”) entered into an Amendment to Centrepointe Business Park Lease Agreement (the “Lease Amendment”) with Centrepointe Properties, LLC (“Landlord”). The Lease Amendment amended certain terms of the original lease agreement entered into between the parties on April 21, 2009 (the “Original Lease”).

Pursuant to the Lease Amendment, the total leased space was reduced from approximately 54,000 square feet to approximately 30,000 square feet. Additionally, SINTX has agreed to promptly vacate from non-leased space (the “Vacated Premises”). Once Landlord confirms that SINTX has vacated from the Vacated Premises and the Vacated Premises are ready to be marketed by Landlord, the monthly rent due under the Original Lease will be decreased by $15,000. SINTX will continue to be responsible for the full previously leased space until the earlier of January 1, 2020 and the date a new tenant takes possession of the space vacated by SINTX. The term of the Original Lease was amended to end on December 31, 2024 and SINTX has two five-year extension options. Beginning January 1, 2020, the base rent is amended to be $16.74 per rentable square foot. On each one-year anniversary of January 1, 2020 thereafter, the amended base rent will increase by 3% of the immediately preceding prior year’s amended base rent. Notwithstanding the foregoing, if the Vacated Premises are leased by the Landlord and the new tenant begins paying rent for periods before January 1, 2020, the base rent for periods prior to January 1, 2020, will be reduced by the amount of rent paid by the new tenant for the Vacated Premises for periods before January 1, 2020.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is filed hereto as Exhibit 10.1.

Item 8.01 Other Events.

A copy of the press release issued by the Company with respect to the Lease Amendment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Centrepointe Business Park Lease Agreement, dated June 7, 2019, between SINTX Technologies, Inc. and Centrepointe Properties, LLC.

99.1	Press Release dated June 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	June 10, 2019	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer